UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 2, 2010

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its 2010 Annual Meeting of Shareholders on June 2, 2010 in Sarasota, Florida. Of the 93,886,227 shares of common stock outstanding as of record date of April 9, 2010, 79,964,569 shares, or 85.17% of the Company’s capital stock, were present or represented by proxy at the meeting, constituting a quorum. The results of the matters submitted to the stockholders were as follows:

Proposal 1:  Election of three (3) Directors.

Each of the directors identified below elected at the 2010 Annual Meeting of Shareholders was elected for a term expiring at the 2013 Annual Meeting of Shareholders. Continuing directors whose terms expire at either the 2011 Annual Meeting of Shareholders or the 2012 Annual Meeting of Shareholders are as follows: Robert D. Johnson (2012), Robert E. Knowling, Jr. (2012), Wilbur J. Prezzano (2012), Christopher Wright (2011) and Richard Wallman (2011).

	Number of Votes
	For	Withheld / Abstain	Broker Non-Votes
David W. Devonshire	74,517,608	1,202,571	4,244,390
John F. Fort III	73,777,808	1,942,371	4,244,390
Brian D. Jellison	73,283,377	2,436,802	4,244,390

Proposal 2:  Ratification of appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company.

For	79,252,005
Against	699,870
Abstain	12,694
Broker Non-Votes	0

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.
(Registrant)

BY:	/s/ David B. Liner
	David B. Liner, Vice President, General Counsel and Secretary	Date: June 7, 2010